Exhibit 10.1

March 18, 2021

VIA E-Mail

Enservco Corporation

Dilco Fluid Service, Inc.

Heat Waves Hot Oil Service, LLC

Heat Waves Water Management LLC

999 18th Street, #1925N

Denver, CA 80202

Attn: Rich Murphy, CEO of Enservco

E-mail:

Re:	Agreement to Accept Short Pay and Release Liens

Dear Rich:

Reference is hereby made to all amounts owing by Enservco Corporation, a Delaware corporation, Dillco Fluid Service, Inc., a Kansas corporation, Heat Waves Hot Oil Service, LLC and Heat Waves Water Management LLC, each a Colorado limited liability company (each a “Borrower,” and collectively, the “Borrowers”), to East West Bank, a California corporation (the “Lender”), including but not limited to those amounts owing pursuant to that certain Loan and Security Agreement dated August 10, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) executed by Borrowers in favor of Lender, and all security agreements, mortgages, guarantees and documents related thereto (collectively, the “Security Documents”). The Security Documents, Loan Agreement, and the other documents executed in connection therewith are collectively referred to as the “Loan Documents” and sums due by Borrowers to Lender under the Loan Documents, are referred to as the “Indebtedness.”

In full satisfaction of the Indebtedness, Lender will accept the sum of (i) $8,400,000.00 (the “Payment”) plus (ii) 5% of net proceeds advanced against Borrowers’ monthly receivables financed by LSQ Funding (“LSQ”), or any successor lender financing Borrowers’ receivables, up to $1,000,000.00 in the aggregate (the “Receivables Proceeds”), subject to the conditions that that (i) the Payment is received by Lender on or before March 31, 2022 (the “Payment Date”), and (ii) substantially simultaneously with tendering the Payment, Borrowers direct LSQ in writing in form and substance satisfactory to Lender in its reasonable discretion, to remit directly to Lender 5% of Receivables Proceeds otherwise payable to Borrowers up to but in no event exceeding $1,000,000 in the aggregate (the “LSQ Notice”). For the avoidance of doubt, the agreement of Lender to accept the above sums in satisfaction of the Indebtedness and release its liens and security interests, as provided below, is contingent on Lender receiving the entire Payment by the Payment Date, and Borrower delivering the LSQ Notice to LSQ on or before the Payment Date.

Borrowers hereby acknowledge and agree that as of the date of this Agreement the Indebtedness exceeds the sum of the Payment and Receivables Proceeds.

East West Bank and Servco et. al.

Agreement to Accept Short Pay and Release Liens

Page | 2

The Payment shall be made by wire transfer to Lender as follows:

Beneficiary Name:                            East West Bank

Account Number:                             242833-187

Receiving Bank Name:                    East West Bank
                                                             135 North Los Robles Ave, Suite 600

Pasadena, CA 91101

Attention: Managed Assets

ABA Number:                                  322070381

Other:                                               Attn: Angela Lee, LNs 3466122 and 66819011

Upon timely receipt of the Payment (i) the Indebtedness shall have been satisfied in full, (ii) the Loan Documents and any commitments to lend thereunder will terminate and Borrowers and any guarantors of the Indebtedness will have no further liability under the Loan Documents, (iii) any guarantees of any of the Indebtedness shall be released and discharged, (iv) the liens and security interests of Lender in any and all of the property of the Borrowers and any guarantors of the Indebtedness shall be automatically released and terminated, including without limitation, any liens and security interests evidenced by UCC-1 filings (and upon effectiveness of such release, Borrowers and/or their agents are authorized to terminate any such filing evidencing such security interests) including but not limited to (A) UCC-1 Filing No. 20175322539 filed with the Delaware Secretary of State on August 10, 2017, with Enservco Corporation, as Debtor, and (B) UCC-1 Filing No. 20172074992 filed with the Colorado Secretary of State on August 10, 2017, with Heat Waves Hot Oil Service LLC, as Debtor), and (iv) the only debt owing by Borrowers to Lender will be the Receivables Proceeds, which shall survive satisfaction of the Indebtedness and termination of the Loan Documents.

Lender hereby acknowledges and agrees the amount owing as Receivables Proceeds is an unsecured obligation of Borrowers, and Borrowers shall have no obligations under the Loan Documents (secured or unsecured) to Lender after remitting the Receivables Proceeds. Lender agrees, upon the reasonable request of Borrower and/or its respective attorneys, to execute and deliver to the requesting party additional terminations, releases and satisfactions of the Lender’s liens on, and security interests in, Borrower’s property (at Borrower’s sole cost and expense) as are reasonably necessary to evidence the satisfaction of the Indebtedness and the termination of the interests of the Lender in all collateral held with respect thereto..

Borrowers hereby acknowledge and agree that the Receivables Proceeds obligation is an unsecured obligation of the Borrowers separate and distinct from the Indebtedness and the Loan Documents, and is not released by the following release of claims.

Borrowers, effective upon timely tender of the Payment and giving of the LSQ Notice, for themselves and their respective partners, officers, shareholders, directors, managers, members, agents, servants, contractors, employees, parent, affiliated and subsidiary corporations, partnerships and limited liability companies, and predecessors-in-interest, do absolutely and irrevocably waive, release, and forever discharge Lender, and its partners, officers, shareholders, directors, managers, members, agents, servants, contractors, employees, parent, affiliated and subsidiary corporations, partnerships and limited liability companies from any and all claims, rights, demands, actions, suits, causes of actions, damages, counterclaims, defenses, losses, costs, obligations, rights of indemnification, reimbursement or contribution, liabilities and expenses of every kind or nature, known or unknown, suspected or unsuspected, fixed or contingent, foreseen or unforeseen, arising out of or relating directly or indirectly to any circumstances or state of facts pertaining to the Indebtedness or the Loan Documents, provided, however, that the foregoing shall not constitute a release of any of Lender’s obligations under this Agreement.

East West Bank and Servco et. al.

Agreement to Accept Short Pay and Release Liens

Page | 3

Lender, effective upon timely receipt of the Payment and Borrower giving the LSQ Notice, for itself and its respective partners, officers, shareholders, directors, managers, members, agents, servants, contractors, employees, parent, affiliated and subsidiary corporations, partnerships and limited liability companies, and predecessors-in-interest, does absolutely and irrevocably waive, release, and forever discharge Borrowers, and their respective partners, officers, shareholders, directors, managers, members, agents, servants, contractors, employees, parent, affiliated and subsidiary corporations, partnerships and limited liability companies from any and all claims, rights, demands, actions, suits, causes of actions, damages, counterclaims, defenses, losses, costs, obligations, rights of indemnification, reimbursement or contribution, liabilities and expenses of every kind or nature, known or unknown, suspected or unsuspected, fixed or contingent, foreseen or unforeseen arising out of or relating directly or indirectly to any circumstances or state of facts pertaining to the Indebtedness or the Loan Documents, provided, however, that the foregoing shall not constitute a release of any of Borrowers’ obligations under this Agreement.

The releases in the preceding two paragraphs constitute a waiver of each and all of the provisions of Section 1542 of the California Civil Code, which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

In waiving the provisions of Section 1542 of the California Civil Code, the parties acknowledge that they may hereafter discover facts in addition to or different from those which they now believe to be true with respect to the matters released herein, but agree that they have taken that possibility into account in reaching this settlement, and the releases given herein shall remain in effect as a full and complete release notwithstanding the discovery or existence of such additional or different facts.

Each person executing this Agreement on behalf of a party that is an entity represents, and warrants to each other party that such person is the duly authorized representative of the entity on whose behalf s/he signs and has been granted full authority by such entity to execute this Agreement on its behalf. This Agreement may be executed in any number of counterparts, each of which constitutes one and the same instrument.

This Agreement supersedes any and all prior discussions and agreements between any Borrower and Lender and respect to the Indebtedness and the Loan Document. This Agreement contains the sole and entire understanding between the parties hereto with respect to the transactions contemplated herein

This Agreement is governed by and will be construed in accordance with the laws of the State of California

[Signature Page follows.]

East West Bank and Servco et. al.

Agreement to Accept Short Pay and Release Liens

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Very truly yours,

East West Bank

By:
Name:
Its:

AGREED as of the ___ DAY OF MARCH 2022:

Enservco Corporation

By:
Name:
Its:

Dillco Fluid Service, Inc.

By:
Name:
Its:

Heat Waves Hot Oil Service, LLC

By:
Name:
Its:

Heat Waves Water Management LLC

By:
Name:
Its